Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of Human Genome Sciences, Inc. for the registration of 50, 871 shares of common stock underlying warrants and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the financial statements of Human Genome Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



Vienna, Virginia
April 24, 1997                                           /s/ Ernst & Young LLP